SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2006

Monster Worldwide, Inc.

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-21571	13-3906555
(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue

New York, NY 10017

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (212) 351-7000

None.

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications  pursuant to Rule 425 under the Securities Act

☐            Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the Exchange Act

☐            Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the Exchange Act

ITEM 1.01.             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 18, 2006, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Monster Worldwide, Inc. (the “Company”) (i) approved a stock bonus agreement, the form of which is filed as Exhibit 10.1 hereto, with each of Charles Baker and John Mclaughlin for 7,500 shares and with each of Chris Power, Bradford Baker and Brian Farrey for 5,000 shares and (ii) certified that the specified target for Steven Pogorzelski’s performance award under the Company’s 1999 Long Term Incentive Plan, as amended (the “LTIP”), had been attained pursuant to the Stock Bonus Agreement, dated September 8, 2005, by and between Steven Pogorzelski and the Company.

In addition, on January 18, 2006, the Compensation Committee authorized the payment of bonuses to Andrew J. McKelvey, William Pastore, Charles Baker, Paul Camara, John Mclaughlin, Peter Dolphin, Myron Olesnyckyj, Brian Farrey, Jonathan Trumbull, Chris Power, Steven Pogorzelski, Bradford Baker and Douglas Klinger pursuant to the LTIP or pursuant to another arrangement for the 2005 calendar year as a result of the achievement of specified targets.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

10.1	Form of Stock Bonus Agreement.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

	By:	/s/ Myron Olesnyckyj
Myron Olesnyckyj
Senior Vice President and General Counsel

Dated: January 23, 2006